UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549





                                     ----------
                                      FORM 8-K

                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): April 20, 2000



                             HOWMET INTERNATIONAL INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


                                      Delaware
--------------------------------------------------------------------------------
                   (State or other jurisdiction of incorporation)


            1-13645                                       52-1946684
      ----------------------                     -------------------------------
      Commission File Number                     IRS Employer Identification No.


      475 Steamboat Road, Greenwich, CT               06830
--------------------------------------------------------------------------------
      (Address of principal executive offices)        (Zip Code)



                                   (203) 661-4600
                           -----------------------------
                           Registrant's Telephone Number

Item 5                                          OTHER EVENTS
--------------------------------------------------------------------------------

(a) The following news release was issued on April 20, 2000.



HOWMET REPORTS FIRST QUARTER RESULTS
RECORD SALES;   BOTTOM LINE BEFORE UNUSUAL ITEMS UP 10 PERCENT


GREENWICH, CONNECTICUT, APRIL 20, 2000 - Howmet International Inc. (HWM-NYSE) reported net income applicable to common stock of $30.1 million, or $.30 per share, for the first quarter of 2000 compared to $34 million, or $.34 per share, for 1999. After excluding the unusual 2000 and 1999 items discussed in the attached first quarter earnings table, net income applicable to common stock for the 2000 quarter increased 10 percent over 1999, and earnings per share increased 13 percent.

Sales for the first quarter of 2000 increased two percent over 1999. Reported income from operations was 20 percent lower than in 1999; however, after adjusting for the aforementioned unusual items, operating income was approximately equal. Lower interest expense and the elimination of preferred stock dividends, as well as a lower effective tax rate contributed to the earnings improvement.

President and Chief Executive Officer David Squier commented, "We are pleased to report another quarter of strong earnings growth. Sales were at a record level. And before unusual items, net income for our common stockholders was up 10 percent."

Mr. Squier added, "The outlook for the industrial gas turbine market continues to be very positive, as sales were 18 percent higher than 1999. Aero sales, while down seven percent from the 1999 first quarter, rebounded from the 1999 fourth quarter and are expected to finish the year ahead of 1999. Our 2000 versus 1999 first quarter operating margin improved more than one percentage point, excluding the unusual items and the adverse effect of our aluminum operations. Progress in resolving the aluminum operations problems continues, and we are confident that the resolution will add to future earnings improvement. As always, Howmet's leadership position and continuous focus on customer satisfaction and manufacturing excellence have and will continue to be the means to substantial near and long-term earnings growth."

                                       (more)

HOWMET REPORTS ANNUAL EARNINGS, PG. 2



Headquartered in Greenwich, CT, Howmet International Inc. is the world's largest manufacturer of precision investment castings, primarily for jet aircraft and industrial gas turbine engines. Howmet and its subsidiaries operate 29 production facilities in the United States, Canada, France, the United Kingdom and Japan.

This press release includes forward-looking statements. Such statements include those relating to future sales and earnings growth, industrial gas turbine market growth, and issues concerning aluminum casting operations, among others. Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in those statements. These risks and uncertainties include, but are not limited to, worldwide economic and political conditions, the effects of aerospace industry economic conditions and cyclicality, the nature of the Company's customer base, competition, pricing pressures, availability and cost of raw materials, continued or unexpected operational issues at the Company's aluminum casting facilities and others detailed in the Company's Annual Report on Form 10-K for the year 1999 and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.





Contact:

      Doreen L. Deary                           Shannon P. Sebahar
      Corporate Communications                  Investor Relations
      (203) 625-8735                            (801) 933-4030
      ddeary@howmet.com                         shannon.sebahar@cordant.com








                                       (more)

HOWMET REPORTS ANNUAL EARNINGS, PG. 3

Summary unaudited financial information for the three months ended March 31 follows:

(in millions, except per share                                 Better
amounts)                                2000       1999       (Worse)   Percent
--------------------------------------------------------------------------------

Net sales                              $381.6     $372.7       $ 8.9        2
================================================================================

Income from operations                   45.9       57.2       (11.3)     (20)

  Interest income                          .4         .2          .2      100
  Interest expense                        (.7)      (1.9)        1.2       63
  Other, net                              (.7)       (.3)        (.4)    (133)
--------------------------------------------------------------------------------
Income before income taxes               44.9       55.2       (10.3)     (19)

Income taxes                            (14.8)     (20.4)        5.6       27
--------------------------------------------------------------------------------
Net income                               30.1       34.8        (4.7)     (14)

Dividends on redeemable
  preferred stock                         -          (.8)         .8        -
--------------------------------------------------------------------------------

Net income applicable to
  common stock                         $ 30.1     $ 34.0       $ (3.9)    (11)
================================================================================

Net income per common share,
  basic and diluted                    $  .30     $  .34       $ (.04)    (12)


First quarter 2000 results were adversely affected by $2.3 million of pretax expense ($.02 per share) related to the Cordant Technologies Inc. (Howmet's 85 percent owner) proposed buyout of Howmet's 15 percent publicly held shares. The 2000 quarter was also adversely affected by a $6.2 million pretax charge ($.04 per share) triggered by the proposed acquisition of Cordant by Alcoa Inc. The $6.2 million charge is related to a variable compensation plan which is tied to the market price of Cordant common stock. Following the announcement of the Alcoa Inc. proposed acquisition of Cordant, the market price of Cordant increased from $29.56 to $56.56 per common share, resulting in the $6.2 million charge. (If the March 31, 2000 Cordant stock price were at the average for the 30 days prior to the March 14, 2000 Alcoa Inc. acquisition announcement, Howmet would have recorded no expense in the 2000 first quarter related to this variable compensation plan.) At the current Cordant stock price level, additional significant charges are expected, as vesting in this variable compensation plan continues.

First quarter 1999 results were positively impacted by $2.6 million of pretax benefit ($.02 per share) related to Howmet's Stock Appreciation Rights plan. This benefit was the result of Howmet's common stock market price dropping below $15 per share on March 31, 1999. In the second quarter of 1999 when Howmet's stock price rose above $15 per share, this unusual benefit was reversed.

Excluding the effects of the three items discussed above, net income applicable to common stock in 2000 is $35.8 million compared to $32.4 million in 1999, a 10 percent increase, and earnings per share is $.36 in 2000 compared to $.32 in 1999, a 13 percent increase.



                                      ####
                             (End of Press Release)

Item 7                          Financial Statements on Form 8-K
--------------------------------------------------------------------------------

Following are Howmet International Inc.'s consolidated statements of income, balance sheets, statements of cash flows and statements of stockholders' equity and redeemable preferred stock. The complete consolidated statements including footnotes will be included in the Company's Form 10-Q for the quarter ended March 31, 2000.


                   CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                        (in millions, except per share data)



                                                       Three Months Ended
                                                           March 31,
                                                   -------------------------
                                                       2000         1999
----------------------------------------------------------------------------
Net sales                                             $381.6       $372.7


Operating expenses:
  Cost of sales                                        296.8        284.6
  Selling, general and administrative                   34.4         26.0
  Research and development                               4.5          4.9
----------------------------------------------------------------------------
   Total operating expenses                            335.7        315.5

Income from operations                                  45.9         57.2

Interest income                                           .4           .2
Interest expense                                         (.7)        (1.9)
Other, net                                               (.7)         (.3)
----------------------------------------------------------------------------

Income before income taxes                              44.9         55.2
Income taxes                                           (14.8)       (20.4)
----------------------------------------------------------------------------

Net income                                              30.1         34.8

Dividends on redeemable preferred stock                  -            (.8)
----------------------------------------------------------------------------

Net income applicable to common stock                 $ 30.1       $ 34.0
============================================================================

Net income per common share, basic and diluted        $  .30       $  .34
============================================================================

                       CONDENSED CONSOLIDATED BALANCE SHEETS

                          (in millions, except share data)

                                                              MARCH 31,  December 31,
                                                                2000         1999
-------------------------------------------------------------------------------------
                                                             (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents                                   $   23.2     $   39.4
  Accounts receivable (less allowance of $3.8 and $3.7)           96.1         80.7
  Inventories                                                    169.5        165.3
  Retained receivables                                            49.3         35.6
  Deferred income taxes                                           13.8         14.3
  Other current assets                                             3.7          3.7
-------------------------------------------------------------------------------------
Total current assets                                             355.6        339.0

Property, plant and equipment, net                               394.1        396.5
Goodwill, net                                                    207.9        209.5
Patents and technology and other intangible assets, net           91.9         94.9
Deferred income taxes                                             16.8         11.9
Other noncurrent assets                                           65.6         68.3
-------------------------------------------------------------------------------------
Total assets                                                  $1,131.9     $1,120.1
=====================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                            $   78.1     $   81.3
  Accrued compensation                                            38.7         59.8
  Other accrued liabilities                                       94.5         98.0
  Advance on accounts receivable                                  40.0         40.0
  Income taxes payable                                            49.7         47.8
  Short-term debt                                                 50.4         45.7
-------------------------------------------------------------------------------------
Total current liabilities                                        351.4        372.6

Noncurrent liabilities:
  Accrued retiree benefits other than pensions                   103.0        101.2
  Accrued pension liability                                       36.1         35.9
  Other noncurrent liabilities                                    62.9         59.9
  SARs                                                            50.6         49.8
-------------------------------------------------------------------------------------
Total noncurrent liabilities                                     252.6        246.8

Commitments and contingencies

Stockholders' equity:
  Preferred  stock,   authorized  -  10,000,000  shares,  no
    shares issued and outstanding                                  -            -
  Common  stock,  $.01 par value,  authorized -  400,000,000 shares, issued and outstanding: 2000 - 100,033,307 shares;
    1999 - 100,028,883 shares                                      1.0          1.0
  Capital surplus                                                195.5        195.4
  Retained earnings                                              346.1        316.0
  Accumulated other comprehensive income                         (14.7)       (11.7)
-------------------------------------------------------------------------------------
Total stockholders' equity                                       527.9        500.7
-------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                    $1,131.9     $1,120.1
=====================================================================================

                 CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                   (in millions)




                                                          Three Months Ended
                                                               March 31,
                                                      --------------------------
                                                          2000        1999
--------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income                                                $ 30.1      $ 34.8
Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                            17.8        16.2
   Changes in assets and liabilities:
      Receivables                                          (30.6)      (28.3)
      Inventories                                           (5.9)       (8.3)
      Accounts payable and accrued liabilities             (26.1)      (25.9)
      Deferred income taxes                                 (4.4)        (.7)
      Income taxes payable                                   2.1        20.0
      Long-term SARs and Cordant options accruals            7.0         (.3)
      Other, net                                             2.0         2.3
--------------------------------------------------------------------------------

        Net cash (used) provided by operating activities    (8.0)        9.8

INVESTING ACTIVITIES
Purchases of property, plant and equipment                 (12.3)      (23.3)
--------------------------------------------------------------------------------

        Net cash used by investing activities              (12.3)      (23.3)

FINANCING ACTIVITIES
Net change in short-term debt                                4.7        32.7
Issuance of long-term debt                                   -          65.0
Repayment of long-term debt                                  -         (35.0)
Redemption of preferred stock                                -         (66.4)
--------------------------------------------------------------------------------

        Net cash provided (used) by financing activities     4.7        (3.7)

Foreign currency rate changes                                (.6)       (2.3)
--------------------------------------------------------------------------------
Decrease in cash and cash equivalents                      (16.2)      (19.5)

Cash and cash equivalents at beginning of period            39.4        37.6
--------------------------------------------------------------------------------
Cash and cash equivalents at end of period                $ 23.2      $ 18.1
================================================================================

               CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY
                     AND REDEEMABLE PREFERRED STOCK (UNAUDITED)

                          (in millions, except share data)

                                                                      Accumulated       Total
                                                                         Other         Common        Redeemable
                                  Common Stock     Capital Retained  Comprehensive  Stockholders'  Preferred Stock
                               -------------------                                                 -----------------
                                 Shares    Amount  Surplus Earnings     Income         Equity        Shares  Amount
--------------------------------------------------------------------------------------------------------------------

THREE MONTHS ENDED
MARCH 31, 1999

Balance, December 31, 1998     100,005,356  $1.0   $195.1  $180.1       $(4.9)         $371.3        6,560   $ 65.6
Comprehensive income
  Net income                                                 34.8                        34.8
  Other comprehensive income
   Foreign exchange translation
     adjustment                                                          (7.0)           (7.0)
                                                                                       ----------
  Total comprehensive income                                                             27.8
                                                                                       ----------
Dividends - redeemable
  preferred stock                                             (.8)                        (.8)          78       .8
Redeemable preferred
  stock redemption                                                                                  (6,638)   (66.4)
Shares issued                        8,902             .1                                  .1
--------------------------------------------------------------------------------------------------------------------

Balance, March 31, 1999        100,014,258  $1.0   $195.2  $214.1      $(11.9)         $398.4            -   $  -
====================================================================================================================

THREE MONTHS ENDED
MARCH 31, 2000

Balance, December 31, 1999     100,028,883  $1.0   $195.4  $316.0      $(11.7)         $500.7
Comprehensive income
  Net income                                                 30.1                        30.1
  Other comprehensive income
   Foreign exchange translation
     adjustment                                                          (3.3)           (3.3)
   Unrealized gain on
     securities                                                            .3              .3
                                                                                       ----------
  Total comprehensive income                                                             27.1
                                                                                       ----------
Shares issued                       4,424              .1                                  .1
--------------------------------------------------------------------------------------------------------------------

Balance, March 31, 2000        100,033,307  $1.0   $195.5  $346.1      $(14.7)         $527.9
====================================================================================================================

This Form 8-K includes forward-looking statements. Such statements include those relating to future sales and earnings growth, industrial gas turbine market growth and issues concerning aluminum casting operations, among others. Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in those statements. These risks and uncertainties include, but are not limited to, worldwide economic and political conditions, the effects of aerospace industry economic conditions and cyclicality, the nature of the Company's customer base, competition, pricing pressures, availability and cost of raw materials and others detailed in the Company's Annual Report on Form 10-K for the year 1999 and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.





                                     SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  April 20, 2000

                                      HOWMET INTERNATIONAL INC.
                                      (Registrant)

                                      By:   /s/ Roland A. Paul
                                            ------------------
                                            Roland A. Paul
                                            Vice President &
                                            General Counsel